Exhibit 3.7(ii)

BY-LAWS

OF

UNIFI SALES & DISTRIBUTION, INC.

ARTICLE I

OFFICES

SECTION 1. PRINCIPAL OFFICE. The principal office of the Corporation .shall be located at 7201 W. Friendly Avenue, Greensboro, Guilford County, North Carolina, 27410.

SECTION 2. REGISTERED OFFICE. The registered office of the Corporation required by law to be maintained in the State of North Carolina may be, but need not be identical with, the principal office.

SECTION 3. OTHER OFFICES. The Corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may designate or as the affairs of the Corporation may require from time to time.

ARTICLE II

MEETING OF SHAREHOLDERS

SECTION 1. PLACE OF MEETINGS. All meetings of Shareholders shall be held at the principal office of the Corporation, or at such other place, either within or without the State of North Carolina, as shall be designated in the Notice of the meeting or agreed upon by a majority of the Shareholders entitled to vote thereat.

SECTION 2. ANNUAL MEETINGS. The Annual Meeting of the Shareholders shall be held on such date in each calendar year, not later than the 120th day after the close of the Corporation’s fiscal year (except Saturday, Sunday or legal holidays) as shall be fixed by the Board of Directors or the President and stated in the Notice or Waiver of Notice of Annual Meeting, for the purpose of electing Directors of the Corporation and for the transaction of such other business as may be brought before the meeting.

SECTION 3. SUBSTITUTE ANNUAL MEETING. If the Annual Meeting shall not be held on the day designated by these By-Laws, a substitute Annual Meeting may be called in accordance with the provisions of Section 4 of this Article II. A meeting so called shall be designated and treated for all purposes as the Annual Meeting.

SECTION 4. SPECIAL MEETINGS. Special meetings of the Shareholders may be called at any time by the President, Secretary and Board of Directors of the Corporation or within thirty (30) days after the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, sign, date and deliver to the corporate secretary one or more written demands for the meeting, describing the purpose or purposes for which it is to be held.

SECTION 5. NOTICE OF MEETINGS. Written or printed notice stating the date, time, place and purpose of the meeting shall be given not less than ten (10) nor more than fifty (50) days before the date of any Shareholders’ meeting, either by personal delivery, telegram, by mail, or by private carrier, by or at the direction of the Board of Directors, President, the Secretary or other person calling the meeting, to each Shareholder of record entitled to vote at such meeting, provided that such notice must be given not less than twenty (20) days before the date of any meeting in which a merger or consolidation is to be considered. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at his address as it appears on the current record of Shareholders of the Corporation, with postage thereon prepaid.

In the case of a special meeting, the Notice of Meeting shall specifically state the purpose or purposes for which the meeting is called; but in the case of an annual or substitute annual meeting, the Notice of Meeting need not specifically state the business to be transacted thereat unless such a statement is required by the provisions of the North Carolina Business Corporation Act.

When an annual or special shareholder meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date is fixed for the adjourned meeting (which must be done if the new date is more than 120 days after the date of the original notice) notice of the adjourned meeting must be given as provided in this Section to persons who are Shareholders as of the new record date.

SECTION 6. LIST OF SHAREHOLDERS. The Secretary of the Corporation shall prepare or have prepared an alphabetical list of Shareholders entitled to vote at any meeting of the Shareholders or any adjournment thereof showing the address of and number of shares held by each Shareholder. The list shall be arranged by voting group (and within each voting group by class or series of shares). The Shareholders list will be available for inspection by any Shareholder, beginning two business days after Notice of the Shareholder Meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or a place identified in the meeting notice in the city where the meeting will be held. A Shareholder, or his agent or attorney, is entitled on written demand to inspect and to copy the list, during regular business hours and at his expense, during the period it is available for inspection. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by the Shareholder, his agent or attorney during the whole time of the meeting.

SECTION 7. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set before that adjourned meeting, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

In the absence of a quorum at the opening of any Meeting of Shareholders, such meeting may be adjourned from time to time by a vote of the majority of the shares voting on the motion to adjourn, and at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

SECTION 8. PROXIES. Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the Shareholder or by his duly authorized attorney-in-fact. A proxy is not valid after the expiration of eleven months from the date of its execution, unless the person executing it specifies therein the length of time for which it is to continue in force, or limits its use to a particular meeting, but no proxy shall be valid after ten years from the date of its execution.

SECTION 9. VOTING OF SHARES. Subject to the provisions of Section 4 of Article III, each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a Meeting of Shareholders.

Except in the election of Directors as governed by the provisions of Section 3 of Article III, the vote of a majority of the shares voted on any matter at a Meeting of Shareholders at which a quorum is present shall be the act of the Shareholders on that matter.

Absent special circumstances, shares of the Corporation are not entitled to vote if they are owned, directly or indirectly, by another corporation in which the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for Directors of the second corporation; provided that this provision does not limit the power of the Corporation to vote its own shares held by it in a fiduciary capacity.

SECTION 10. INFORMAL ACTION BY SHAREHOLDERS. Any action which may be taken at a Meeting of the Shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the persons who would be entitled to vote upon such action at a meeting, and filed with the Secretary of the Corporation to keep as part of the corporate records.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1. GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

SECTION 2. NUMBER, TERM AND QUALIFICATIONS. The number of Directors constituting the Board of Directors shall be six (6) . Each Director shall hold office until his or her death, resignation, retirement, removal, disqualification, or his or her successor shall have been elected and qualified. Directors need not be residents of the State of North Carolina or Shareholders of the Corporation.

SECTION 3. ELECTION OF DIRECTORS. Except as provided in Section 6 of this Article III, the Directors shall be elected at an Annual Meeting of the Shareholders, and those persons who receive the highest number of votes shall be deemed to have been elected. If any Shareholder so demands, the election of Directors shall be by ballot.

SECTION 4. INCREASE OR DECREASE IN NUMBER OF DIRECTORS. The number of Directors may be increased or decreased to any number, however, the number of Directors will not at any time be fewer than the number of Shareholders if the number of Shareholders is three (3) or less, by the affirmative vote of a majority of the shares voted at the annual meeting or a special meeting of the Shareholders, or any other meeting in which all Shareholders are present or to which they consent and in such case the additional Directors may be chosen at said meeting to hold office until a successor is elected and qualified.

SECTION 5. REMOVAL. Any Director may be removed at any time with or without cause by a vote of the Shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors. However, unless the entire Board of Directors is removed, an individual Director shall not be removed when the number of shares voting against the proposal for removal would be sufficient to elect a Director if such shares could be voted cumulatively at an annual election. If any Directors are so removed, new Directors may be elected at the same meeting.

SECTION 6. VACANCIES. Any vacancy occurring in the Board of Directors, including any directorship to be filled by reason of an increase in the authorized number of Directors or the removal of a Director, may be filled by the affirmative vote of a majority of all of the remaining Directors even though less than a quorum, or by the sole remaining Director. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

SECTION 7. CHAIRMAN OF THE BOARD. There may be a Chairman of the Board of Directors elected by the Directors from their number at any meeting of the Board of Directors. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board of Directors, or as specified in the By-Laws of the Corporation.

SECTION 8. COMPENSATION. The Board of Directors may compensate Directors for their services as such and may provide for the payment of any or all expenses incurred by Directors in attending regular and special meetings of the Board of Directors.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

SECTION 1. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of the Shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

SECTION 2. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, if any, by the President or any two Directors. Such a meeting may be held either within or without the State of North Carolina, as fixed by the person or persons calling the meeting.

SECTION 3. NOTICE OF MEETINGS. Regular meetings of the Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof, by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

SECTION 4. WAIVER OF NOTICE. Any Director may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the Director entitled to notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A Director’s attendance at or participation in a meeting waives any required notice of such meeting unless such Director, at the beginning of the meeting or promptly upon arrival, objects to the holding of the meeting or to transacting business at the meeting and does not thereafter vote for or against to actions taken at the meeting.

SECTION 5. QUORUM. A majority of the number of Directors fixed by these By-Laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

SECTION 6. MANNER OF ACTING. Except as otherwise provided in these By-Laws, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 7. PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his contrary vote is recorded or his dissent is otherwise entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SECTION 8. INFORMAL ACTION BY DIRECTORS. Action taken by a majority of the Directors without a meeting is nevertheless the Board of Directors action if written consent to the action in question is signed by all the Directors and filed with the Minutes of the proceedings of the Board of Directors, whether done before or after the action so taken, such consents may be signed in counterpart.

ARTICLE V

OFFICERS

SECTION 1. OFFICERS OF THE CORPORATION. The Officers of the Corporation shall consist of a Chairman of the Board, a President, one or more Vice Presidents, and a Secretary. The same person may hold more than one office, but no Officer may act in more than one capacity where action of two or more Officers is required. The Secretary and any Vice President need not be Directors of the Corporation. The President shall be chosen from among the Directors.

SECTION 2. ADDITIONAL OFFICERS AND AGENTS. The Board of Directors in its discretion may elect a Chairman of the Board of Directors, additional Vice Presidents, Assistant Secretaries, Assistant Treasurers, a General Manager and such other officers or agents as it may deem desirable from time to time and prescribe the duties thereof.

SECTION 3. ELECTION AND TERM. The Officers of the Corporation shall be elected by the Board of Directors at its Annual Meeting and the Officers shall hold office for one year or until their successors are elected and qualified; provided, however, if the need for any additional Officer or Officers, as hereinbefore provided, shall occur during the year, such additional Officer or Officers may be elected at a special meeting held by the Board of Directors or by consent to action without meeting of the Board of Directors.

SECTION 4. COMPENSATION OF OFFICERS. The compensation of all Officers of the Corporation shall be fixed by or under the authority of the Board of Directors and no Officer shall serve the Corporation in any other capacity and receive compensation therefore unless such additional compensation is authorized by the Board of Directors.

SECTION 5. REMOVAL. Any Officer or Agent elected or appointed by the Board of Directors shall be subject to removal at any time by the affirmative vote of a majority of the Board of Directors or a majority of the Shareholders whenever in the judgment of the majority of the Board of Directors or a majority of the Shareholders the best interest of the Corporation would be served thereby.

SECTION 6. VACANCIES. If any vacancy shall occur among the Officers of the Corporation by death, resignation or otherwise, the Chairman of the Board of Directors, if one be elected, the President, or a majority of the Board of Directors of the Corporation will call a special meeting of the Board of Directors at which meeting the Directors shall elect a successor or successors to hold office for the unexpired term of the Officer or Officers whose place has been vacated.

SECTION 7. BONDS. The Board of Directors may, by resolution, require any Officer, Agent or employee of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may from time to time be required by the Board of Directors.

SECTION 8. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if one is elected, shall oversee the general operation of the Corporation and discuss with the President the Corporation’s policies, the implementation and interpretation and carrying out of said policies, and shall be an executive officer of the Corporation. The Chairman shall, when present, preside at all meetings of the Shareholders.

SECTION 9. PRESIDENT. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall, in general, supervise and control all the business and affairs of the Corporation. The President shall, when present, preside at all meetings of the Shareholders. The President shall sign, with the Secretary, an Assistant Secretary, or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other Officer or Agent of the Corporation, or shall be required by law to be otherwise signed or executed and, in general, shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 10. VICE PRESIDENT. In the absence of the President or in the event of his death, inability or refusal to act, a Vice President, unless otherwise determined by the Board of Directors, shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him by the President or Board of Directors.

SECTION 11. SECRETARY. The Secretary shall keep accurate Minutes of all meetings of the Shareholders and the Board of Directors and shall perform all the duties commonly incident to his office, and shall perform such other duties and have such other powers as the Board of Directors shall designate. The Secretary, together with the President, shall have the power to sign certificates of stock of the Corporation. In his absence at any meeting, an Assistant Secretary or Secretary Pro Tempore, shall perform his duties thereat.

SECTION 12. ASSISTANT SECRETARIES. In the absence of the Secretary, or in the event of his death, inability or refusal-to act, the Assistant Secretaries, if any are elected, in the order of their length of service as Assistant Secretary, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. They shall perform such other duties as may be assigned to them by the Secretary, by the President, or by the Board of Directors. Any Assistant Secretary may sign, with the President, or a Vice President, certificates for shares of the corporation.

SECTION 13. TREASURER. The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds, valuable papers and documents of the Corporation (other than his own bond, if any, which shall be in the custody of the President) , and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office, and shall give bond in such form and with such sureties as shall be required by the Board of Directors. He shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as the Board of Directors shall designate. He may endorse for deposit or collection all checks and notes payable to the Corporation or to its order, may accept drafts on behalf of the Corporation and, together with the President, may sign certificates of stock. He shall keep accurate books of account of the Corporation’s transactions, which shall be subject at all times to the inspection of the Board of Directors.

SECTION 14. ASSISTANT TREASURERS. In the absence of the Treasurer, or in the event of his death, inability or refusal to act, the Assistant Treasurers, if any are elected, in the order of their length of service as Assistant Treasurer, unless otherwise determined by the Board of Directors, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. They shall perform such other duties as may be assigned to them by the Treasurer, by the President, or by the Board of Directors.

ARTICLE VI

CONTRACTS, LOANS, CHECKS, AND DEPOSITS

SECTION 1. CONTRACTS. The Board of Directors may-authorize any Officer or Officers, Agent or Agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2. LOAN. No loan shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time in the credit of the Corporation in such depositories as authorized by a resolution adopted by the Board of Directors.

SECTION 4. CHECKS AND DRAFTS. All checks, drafts and other orders for the payment of monies, issued in the name of the Corporation, shall be signed by such Officer or Officers, agent or agents of the Corporation, and in such manner as shall, from time to time, be determined by the Board of Directors.

ARTICLE VII

CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. The Corporation shall issue and deliver to each Shareholder certificates representing all fully paid shares owned by him. Certificates shall be signed by the President, or a Vice President and by the Secretary or Treasurer, or any Assistant Secretary or an Assistant Treasurer. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number and class of shares and the date of issue, shall be entered on the stock transfer books of the Corporation.

SECTION 2. SALE OF STOCK. The Board of Directors shall from time to time authorize the sale of the capital stock of the Corporation and, in its sole discretion, establish the terms and conditions, including, but not limited to, the number of shares to be sold and the purchase price upon which the capital stock of the Corporation shall be sold.

SECTION 3. SHAREHOLDERS’ PREEMPTIVE RIGHTS. The Shareholders of the Corporation do not have preemptive rights as the term is used in the North Carolina Business Corporation Act.

SECTION 4. TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney-in-fact thereunto authorized by power of attorney duly executed and filed with the Secretary and on surrender for cancellation of the certificate for such shares.

SECTION 5. LOST CERTIFICATE. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore destroyed, upon receipt of any affidavit of such fact from the person claiming the certificate of stock to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors shall require that the owner of such lost or destroyed certificate, or his legal representative, give the Corporation a bond in such sum as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost or destroyed, except where the Board of Directors by resolution find that in the judgment of the Directors the circumstances justify omission of a bond.

SECTION 6. CLOSING TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of the Shareholders, or any adjournment thereof, or entitled to receive payment of any : dividend or, in order to make a determination of shareholders for any other property purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

In lieu of closing the stock transfer books, the authorized Directors may fix in advance a date as the record date for any such determination of the Shareholders, such record date in any case to be not more than fifty days and, in case of a meeting of the Shareholders, not less than ten days immediately preceding the date on which the particular action, requiring such determination of the Shareholders, is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of the Shareholders entitled to notice of or to vote at a meeting of the Shareholders, or the Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of the Shareholders.

When a determination of the Shareholders entitled to vote at any meeting of the Shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

SECTION 7. HOLDER OF RECORD. The Corporation may treat as absolute owner of shares the person in whose name the shares stand of record on its stock transfer books just as if that person had full competency, capacity and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate as a fiduciary shall be treated as if he were a holder of record of its shares.

SECTION 8. RETIREMENT OF STOCK. The Corporation may, with the approval of the Board of Directors, retire such outstanding capital stock as may be tendered or offered to the Corporation by paying par value thereof, or such amount as may be decided by the Board of Directors and hold such stock as Treasury Stock or cancel the same.

SECTION 9. FRACTIONAL SHARES. There shall be no fractional shares of stock sold by this Corporation. When any amount of stock issuable for stock dividends shall be less than one (1) share, such fractional share shall not be issued, but an equivalent payment shall be made in cash, the basis of the value of the share of stock being the book value thereof.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 1. DISTRIBUTIONS. The Board of Directors may, from time to time, authorize and the Corporation may grant and make distributions on its outstanding shares in cash, property or its own shares pursuant to law and subject to the provisions of its Certificate of Incorporation.

SECTION 2. SEAL. The seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation and in the center of which is inscribed SEAL; and such seal of the Corporation, as impressed on the margin hereof, is hereby adopted as the corporate seal of the Corporation.

SECTION 3. WAIVER OF NOTICE. Whenever any notice is required to be given to any Shareholder or Director by law, by the Articles of Incorporation or by these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

SECTION 4. FISCAL OR CALENDAR YEAR. The fiscal or calendar year of the Corporation shall be fixed by the Board of Directors.

SECTION 5. INDEMNIFICATION. Any person who at any time serves or has served as a Director, Officer, employee or Agent of the Corporation, or in such capacity at the request of the Corporation for any other Corporation, partnership, joint venture, trust .or other enterprise, shall have a right to be indemnified by the Corporation to the fullest extent permitted by law against (a) reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the Corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding.

The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this

By-Law, including, without limitation to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him and giving notice to, and obtaining approval by, the Shareholders of the Corporation.

Any person who at any time after the adoption of this By-Law serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representative of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this By-Law.

SECTION 6. AMENDMENTS. Except as otherwise provided herein, these By-Laws may be amended or repealed and new By-Laws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting.

The Board of Directors shall have no power to adopt a By-Law: (1) requiring more than a majority of the voting shares for a quorum at a meeting of the Shareholders, or more than a majority of the votes cast to constitute action by the Shareholders, except where higher percentages are required by law; (2) providing for the management of the Corporation otherwise than by the Board of Directors; and (3) increasing or decreasing the number of Directors, except as provided in the Certificate of Incorporation.

No By-Laws adopted, amended or repealed by the Shareholders shall be readopted, amended or repealed by the Board of Directors unless the Articles of Incorporation or a By-Law adopted by the Shareholders authorizes the Board of Directors to adopt, amend or repeal that particular By-Law or the By-Laws generally.

SECTION 7. DEFINITIONS. Unless the contacts otherwise require, terms used in these By-Laws shall have the same meaning assigned to them as in the North Carolina Business Corporation Act to the extent defined therein.

KNOW ALL MEN BY THESE PRESENTS that we, the undersigned Directors of Unifi Sales & Distribution, Inc., do hereby certify that the above and foregoing By-Laws are duly adopted By-Laws of this Corporation and that the same do constitute the By-Laws of this Corporation.

This the 18th day of December, 1996.

/s/ Clifford Frazier, Jr.
Clifford Frazier, Jr.
Initial Director (Named in Articles of Incorporation)